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                                                                     EXHIBIT 4.1

             Incorporated under the laws of the State of Delaware


                            IPC Communications, Inc.


                             Total Authorized Issue
                       25,000,000 Shares $0.01 Par Value
                                  Common Stock


This Certifies that

is the registered holder of
fully paid and non-assessable shares of the Common Stock, $.01 par value, of IPC Communications, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


          Gerald E. Starr                              Brian L. Reach
President and Chief Executive Officer      Chief Financial Officer and Assistant
                                                         Secretary
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The following abbreviations when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                UNIF GIFT MIN ACT . . . . . .Custodian . . . . .
TEN ENT  -  as tenants by the entireties                             (Cust)            (Minor)
JT TEN   -  as joint tenants with                under Uniform Gifts to Minors Act. . . . . . .
            right of survivorship                                                    (State)
            and not as tenants in common


       Additional abbreviations may also be used though not in the above list.

     For value received, ______________________ hereby sell(s), assign(s) and transfer(s) unto_____________________________________________________________
_________________________________ shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
      ---------------------------------


                         -----------------------------------------------------
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.